PROSPECTUS SUPPLEMENT
(To Prospectus dated April 27, 2007)

Filed pursuant to Rule 424(b)(5) under the Securities Act of 1933
Registration Number 333-141429

WAVE SYSTEMS CORP.

1,880,500 SHARES

CLASS A COMMON STOCK

WARRANTS TO PURCHASE UP TO 582,955 SHARES OF CLASS A COMMON STOCK

Wave Systems Corp. (“Wave”) is offering certain purchasers (the “Purchasers”) 1,880,500 shares of its Class A common stock pursuant to this prospectus supplement and the accompanying prospectus. The Class A common stock will be purchased at the negotiated price of $.85 per share. The Purchasers will also receive warrants (the “Warrants”) to purchase up to 470,125 shares of Class A common stock at an exercise price of $.90. These Warrants are exercisable for a period of three years following the date of issuance.

Our Class A common stock is traded on the Nasdaq Global Market under the ticker symbol “WAVX.”  The last reported sales price of our Class A common stock on June 30, 2008, was $.99 per share.

In connection with this offering, we will pay fees to Securities Research Associates, Inc. (the “placement agent”). Such fees will include a cash amount equal to 6% of the gross proceeds paid to Wave in connection with the offering as well as the issuance to the placement agent of a warrant to purchase 112,830 shares of Class A common stock at an exercise price of $.90 per share.  The warrant is exercisable for 12 months beginning on the 180th day after the issuance of the warrant.  See “Plan of Distribution” beginning on page S-7 of this prospectus supplement for more information regarding these arrangements.

	Per Common Share/ Total for Common Shares	Per Warrant Share (wt. avg.)/Total for Warrant Shares	Total Offering
Offering Price	$.85/$1,598,425	$.90/$524,660	$.862/$2,123,085
Placement Agent Fees	$.051/$95,906		$.039/$95,906
Proceeds before expenses to us	$.799/$1,502,519	$.90/$524,660	$.823/$2,027,179

We estimate the total expenses of this offering, excluding the placement agents’ fees, will be approximately $30,000.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE S-2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is June 30, 2008.

ABOUT THIS PROSPECTUS

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “the company,” “we,”  “us,” “our,” or similar references mean Wave Systems Corp.

The first part, which is this prospectus supplement, describes the specific terms of this offering and other matters relating to us and our Class A common stock and the Warrants. The second part, which is the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the Class A common stock or the Warrants offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy common stock, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and any accompanying prospectus is delivered or Class A common stock is sold on a later date.

Information that we file with the Securities and Exchange Commission (the “SEC”) subsequent to the date on the cover will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed in the accompanying prospectus and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we issue all of the common stock offered pursuant to this prospectus supplement and the accompanying prospectus (including, without limitation, our filing made on Form 10-K on March 16, 2007 and March 17, 2008, our filings made on Form 10-Q on May 10, 2007, August 9, 2007, November 9, 2007 and May 12, 2008 and our filings made on Form 8-K and Form 8-K/A on May 11, 2007, May 25, 2007, August 13, 2007, November 9, 2007, January 14, 2008, March 3, 2008, March 18, 2008, April 30, 2008, May 6, 2008, May 14, 2008, May 27, 2008, May 30, 2008, June 13, 2008 and June 16, 2008, respectively).

On July 25, 2006, our Board of Directors approved a reverse stock split of our common stock at a ratio of one-for-three, causing each three outstanding shares of Class A common stock and class Class B common stock to convert automatically into one-third of a share of Class A common stock and/or class Class B common stock, respectively. The par value of Class A common stock and Class B common stock remains $.01. The reverse split became effective at the close of business on July 25, 2006. Except as otherwise noted, all references in this Prospectus Supplement to common share and per common share prices and amounts (including warrant shares, option shares and applicable exercise prices) for all applicable periods presented have been retroactively restated to reflect this reverse split.

RISK FACTORS

AN INVESTMENT IN OUR CLASS A COMMON STOCK INVOLVES VARIOUS RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED ON PAGES 2 to 8 OF THE PROSPECTUS ACCOMPANYING THIS PROSPECTUS SUPPLEMENT, TOGETHER WITH THE OTHER INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE PURCHASING OUR CLASS A COMMON STOCK. IF ANY OF THE RISKS DISCUSSED IN THE ACCOMPANYING PROSPECTUS ACTUALLY OCCUR, OUR BUSINESS, OPERATING RESULTS, PROSPECTS OR FINANCIAL CONDITION COULD BE HARMED. THIS COULD CAUSE THE MARKET PRICE OF OUR CLASS A COMMON STOCK TO DECLINE AND COULD CAUSE YOU TO LOSE ALL OR PART OF YOUR INVESTMENT.

In addition to the risk factors disclosed in the prospectus dated April 27, 2007, in our most recent filing on Form 10-K made with the SEC on March 17, 2008 and our most recent filing on Form 10-Q made with the SEC on May 12, 2008, we believe the following risk factors also should be considered prior to purchasing any of the securities offered for sale pursuant to the prospectus:

We may not be able to fund our operations and continue as a going concern.

Since we began our operations, we have incurred net losses and experienced significant negative cash flow from operations. This is due to the early stage nature of market development for our products and services and the digital security industry as a whole. Wave expects to continue to incur substantial additional expenses associated with continued research and development and business development activities that will be necessary to commercialize our technology. This will likely result in significant losses for the foreseeable future. Considering our current cash balance and Wave’s projected operating cash requirements, we anticipate that our existing capital resources (including capital raised in this offering) will be adequate to satisfy our cash flow requirements into August 2008. In order to fund our business into August 2008 and beyond, it will be necessary for us to generate substantial revenue, complete one or more commercial or strategic transactions or raise additional capital. Wave is uncertain as to the availability of financing from other sources to fund any cash deficiencies. Even if we are successful in raising additional capital, uncertainty with respect to Wave’s viability will continue until we are successful in achieving our objectives. Furthermore, although we may be successful at achieving our business objectives, a positive cash flow from operations may not ultimately be realized unless we are able to sell our products and services at a profit. Given the early stage nature of the markets for our products and services, considerable uncertainty exists as to whether or not Wave’s business model is viable.

We may be unable to raise the additional cash flow that is necessary to continue as a going concern for the next twelve months.

Based upon our current expense forecast, assuming current revenue levels, we estimate that our current available capital (including capital raised in this offering) is sufficient to fund Wave into August 2008. In addition to our efforts to begin to generate revenue sufficient to fund our operations, or complete one or more commercial or strategic transactions, Wave is evaluating additional financing options to generate additional capital in order to continue as a going concern, to capitalize on business opportunities and market conditions and to insure the continued development of our technology, products and services. We estimate, based upon our current forecasts, we will need to generate no less than $5,300,000 from a combination of revenue growth, commercial or strategic transactions and/or additional financings, to continue as a going concern for the twelve-months ending June 30, 2009. We do not know if additional financing will be available or that, if available, it will be available on favorable terms. If we issue additional shares of our stock, our stockholders’ ownership will be diluted, or the shares issued may have rights, preferences or privileges senior to those of our common stock. In addition, if we pursue debt financing we may be required to pay interest costs. The failure to generate sufficient cash flow to fund our forecasted expenditures would require us to reduce our cash burn rate which would in turn impede our ability to achieve our business objectives. Furthermore, if we are not successful in generating sufficient cash flow or obtaining additional funding, we will be unable to continue our operations, develop or enhance our products, take advantage of future opportunities, respond to competitive pressures and continue as a going concern.

If our common stock ceases to be listed for trading on the NASDAQ Global Market, it may harm our stock price and make it more difficult to sell shares.

        Our common stock is listed on the NASDAQ Global Market. In order to maintain our NASDAQ listing, NASDAQ Marketplace Rule 4450(b)(4) requires that the minimum bid price for our common stock not fall below $1.00 per share and that our market capitalization be at least $50,000,000. Because of the volatility in our common stock price, there can be no assurance that we will be able to maintain compliance with these requirements. If our minimum bid price is below $1.00 for

30 consecutive business days, under the current NASDAQ Global Market rules we will have a period of 180 calendar days to attain compliance by meeting the minimum bid price requirement for 10 consecutive business days during the 180 day compliance period. If our market capitalization is below $50,000,000 for 10 consecutive business days, under the current NASDAQ Global Market rules, we will have a period of 30 calendar days to attain compliance by meeting the minimum market value requirement for 10 consecutive business days during the 30 day compliance period. If our common stock ceases to be listed for trading on the NASDAQ Global Market, we expect that our common stock would be traded on the NASD’s Over-the-Counter Bulletin Board (OTC-BB) unless NASDAQ grants an additional grace period for transfer to the NASDAQ Capital Market (formerly known as the NASDAQ SmallCap Market), which also has a similar $1.00 minimum bid requirement. The level of trading activity of our common stock may decline if it is no longer listed on the NASDAQ Global Market or NASDAQ Capital Market. As such, if our common stock ceases to be listed for trading on the NASDAQ Global Market or NASDAQ Capital Market for any reason, it may harm our stock price, increase the volatility of our stock price and make it more difficult to sell your shares of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are statements that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” and other similar expressions or the negative of these terms. You should be aware that the matters described in our forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Statements regarding the following subjects are forward-looking by their nature:

•                  our business strategies;

•                  market trends and risks;

•                  assumptions regarding economic conditions;

•                  circumstances affecting anticipated revenues and costs; and

•                  legislative, regulatory and competitive developments.

These forward-looking statements are subject to various risks and uncertainties, including those related to:

•                  our ability to successfully develop products;

•                  rapid technological change in our markets;

•                  anticipated sources of future revenues;

•                  changes in demand for our future products;

•                  our ability to raise capital in the future; and

•                  the adequacy of our capital resources to fund our operations.

Other risks, uncertainties and factors, including those discussed under “Risk Factors” in the prospectus accompanying this prospectus supplement or in periodic reports that we file from time to time with the SEC and have incorporated by reference into the prospectus and this prospectus supplement could cause our actual results to differ materially from those projected in any forward-looking statements we make. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

MARKET PRICE AND DIVIDENDS ON OUR STOCK

Recent Market Prices

The high and low bid prices for our Class A common stock as reported by Nasdaq for the periods indicated are as follows. Such prices are inter-dealer prices without retail markups, markdowns or commissions and may not necessarily represent actual transactions.

	High	Low
Year Ended December 31, 2006:
First Quarter	2.31	1.50
Second Quarter	2.85	1.80
Third Quarter	2.50	1.21
Fourth Quarter	3.85	1.67
Year Ended December 31, 2007:
First Quarter	3.49	2.25
Second Quarter	2.98	2.35
Third Quarter	2.11	1.45
Fourth Quarter	1.90	1.21
Year Ended December 31, 2008:
First Quarter	1.80	.97
Second Quarter	1.59	.64

As of June 30, 2008, there were approximately 23,000 owners of record of our Class A common stock and 13 owners of record of our Class B common stock.

Dividend Policy

We have never declared nor paid any cash dividends on our capital stock. We currently anticipate that we will retain all future earnings, if any, to fund the development and growth of our business and do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

THE OFFERING

Class A common stock offered	1,880,500 shares

Warrants to Purchase Class A Common Stock (to Purchasers)	470,125 shares

Warrant to Purchase Class A Common Stock (to placement agent)	112,830 shares

Class A common stock to be outstanding after this offering	57,159,434 shares (not including warrant shares)

Use of Proceeds

We intend to use the net proceeds from the sale of the securities offered by this prospectus supplement and the related accompanying prospectus to provide working capital for our business. See “Use of Proceeds” below.

Nasdaq Global Market symbol	WAVX

DILUTION

Our unaudited net tangible book value as of March 31, 2008 was approximately $1,910,000 or $.0347 per share of common stock, as determined on a pro forma basis giving effect to the sale by us of the 2,151,250 shares of common stock in our May 23, 2008 offering, at a public offering price of $.80.  Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale by us of the 1,880,500 shares of common stock offered in this offering, at a public offering price of $.85 per share, and after deducting the placement agent fees and estimated offering expenses payable by us, our net tangible book value as of March 31, 2008 would have been approximately $3,382,000, or $.059 per share of common stock. This represents an immediate increase in net tangible book value of $.025 per share to our existing stockholders and an immediate and substantial dilution of $.79 per share to new investors. The following table illustrates this per share dilution:

Offering price per share		$.85

Net tangible book value per share as of March 31, 2008 (unaudited)	.035

Increase per share attributable to new investors	.025

As adjusted net tangible book value per share after this offering		.060

Dilution per share to new investors		$.79

The information above is based on 55,069,077 shares of Class A common stock and 38,232 shares of Class B common stock outstanding as of May 23, 2008 and excludes:

•                  7,559,058 shares of Class A common stock reserved for issuance upon the exercise of employee and director options outstanding.

•                  2,850,283 shares of Class A common stock reserved for issuance under existing option plans.

•                  471,812 of Class A common stock reserved for issuance under employee stock purchase plan.

•                  41,455 shares of Class A common stock reserved for the exercise of warrants issued to consultants.

•                  21,930 shares of Class A common stock reserved for the exercise of warrants issued to the holders of Wave’s Series H Convertible Preferred Stock.

•                  365,853 shares of Class A common stock reserved for the exercise of warrants issued to the placement agent on May 23, 2007.

•                  190,410 shares of Class A common stock reserved for the exercise of warrants issued to the placement agent on February 29, 2008.

•                  952,050 shares of Class A common stock reserved for the exercise of warrants issued to investors on February 29, 2008.

•                  666,887 shares of Class A common stock reserved for exercise of warrants issued on May 23, 2008.

•                  582,955 shares of Class A common stock reserved for exercise of warrants issued in this offering.

To the extent that any of outstanding options or warrants are exercised, new options are issued under our stock incentive plans or we issue additional shares of common stock in the future, there will be further dilution to new investors.

Our address is 480 Pleasant Street, Lee, Massachusetts 01238, and our telephone number is (413) 243-1600.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $1,472,519 (or $1,997,179 if the warrants are fully exercised) after deducting the estimated offering expenses. We will retain broad discretion over the use of the net proceeds from the sale of our Class A common stock offered hereby. We currently anticipate using the net proceeds from the sale of our Class A common stock hereby primarily for working capital.

We may also use a portion of the net proceeds to acquire or invest in businesses complementary to Wave’s business, products and technologies. Although we currently have no specific arrangements with respect to acquisitions, we evaluate acquisition opportunities and engage in related discussions from time to time.

DESCRIPTION OF WARRANTS

The following description summarizes the material terms and provisions of the warrants being offered under this prospectus supplement.

Terms of Warrants

Purchaser Warrants

Exercise Price. The Warrants are exercisable for shares of common stock at an exercise price of $.90 per share.

Exercise Period. The Warrants are exercisable for three years beginning on the date of initial issuance of the Warrants.

Exercise of Warrants. Each Warrant will entitle the holder to purchase shares of common stock at the exercise price stated above. Holders of the Warrants may exercise the Warrants in whole or in part at any time after the date of initial issuance of the Warrants up to the expiration date specified above.

Placement Agent Warrant

Exercise Price. The warrant is exercisable for shares of common stock at an exercise price of $.90 per share.

Exercise Period. The warrant is exercisable for 12 months beginning on the 180th day after of the issuance of the warrant.

Exercise of Warrant. The warrant will entitle the placement agent to purchase shares of common stock at the exercise price stated above. The placement agent may exercise the warrant in whole or in part at any time after the date of initial issuance of the warrant up to the expiration date specified above.

The warrant issued to the placement agent is deemed compensation by the Financial Industry Regulatory Authority (“FINRA”); and, therefore, is subject to a lock-up restriction pursuant to Rule 2710(g)(1) of the FINRA Conduct Rules. The placement agent warrant cannot be sold by the placement agent during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the public offering of the Company’s stock, except as provided in Rule 2710(g)(2) of the FINRA Conduct Rules.

PLAN OF DISTRIBUTION

Wave will enter into subscription agreements with certain Purchasers pursuant to which, subject to certain conditions, we will sell to the Purchasers up to 1,880,500 shares of Class A common stock offered hereby at $.85 per share well as Warrants to purchase up to 470,125 shares of Class A common stock at $.90 per share. The Warrants are exercisable for a period of three years following the date of issuance.

Security Research Associates, Inc., referred to as the placement agent, has entered into a placement agency agreement with us in which they have agreed to act as placement agent in connection with the offering. The placement agent has no obligation to buy any of the shares from us. We may not sell the entire amount of our Class A common stock offered pursuant to this prospectus supplement.

The placement agent will be entitled to a fee of 6% of the gross subscription proceeds of this offering paid to the Company at closing, as well as a warrant to purchase 112,830 shares of Class A common stock. The exercise price of the warrant will be $.90 per share.  The warrant is exercisable for 12 months beginning on the six (6) month anniversary of the issuance of the warrant.

We negotiated the price for the Class A common stock offered in this offering with the Purchasers. The factors considered in determining the price included the recent market price of our Class A common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any fees or commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of Class A common stock by the placement agent. Under these rules and regulations, the placement agent:

•                  may not engage in any stabilization activity in connection with our securities; and

•                  may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The placement agency agreement with Security Research Associates, Inc. is included as an exhibit to our Current Report on Form 8- K, dated July 1, 2008, that is incorporated by reference into the accompanying prospectus.

The transfer agent for our Class A common stock is American Stock Transfer Corporation.

Filed pursuant to Rule 424(b)(1) under the Securities Act of 1933.
Registration Number 333-141429

PROSPECTUS

WAVE SYSTEMS CORP.
480 Pleasant Street
Lee, Massachusetts 01238
(413) 243-1600

$25,000,000

Class A Common Stock
Preferred Stock

Warrants

Units

We may offer and sell the securities listed above from time to time, either individually or in units, with a total public offering price of up to $25,000,000.  We may also offer Class A common stock issuable upon the conversion of preferred stock or Class A common stock or preferred stock issuable upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus.  You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.  We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities.  If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.  Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Our Class A common stock is traded on the The Nasdaq Global Market under the symbol “WAVX.”  The applicable prospectus supplement will contain information, where applicable, as to any other listing (if any) on a securities exchange or inclusion on an electronic quotation system.

Investing in our securities involves a high degree of risk.

See “Risk Factors” beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2007.

You should rely only on the information contained in or incorporated by reference into this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The information in this prospectus is current as of the date of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, we may from time to time offer and sell to the public any or all of the securities described in the registration statement in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell any of the securities registered under this prospectus, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus or in the documents incorporated by reference into this prospectus.  If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement,

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you should rely on the information in the prospectus supplement.  It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from a current report on Form 8-K that we file with the SEC, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless the context requires otherwise or unless otherwise noted, all references to “Wave,” “we” or “our” are to Wave Systems Corp.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Various statements made in this prospectus under the captions “Our Company” and “Risk Factors,” and made elsewhere in this prospectus are forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. This prospectus includes, without limitation, forward-looking information about the following:

•                  the development of the markets and demand for our products and services;

•                  our product development plans, including the introduction of new products, and anticipated activities designed to pursue these plans, including collaborations and other corporate partnering arrangements;

•                  our ability to generate revenues from sales of products;

•                  our ability to generate license and other fee revenue in the future;

•                  the amounts we invest in research and development activities in the future;

•                  future levels of operating expenses associated with our business;

•                  our future revenues and results of operations;

•                  our future exposure to market risk; and

•                  our future capital needs and our ability to fund those needs.

When used in this prospectus, the words “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “future,” “could,” “should,” “would,” “expect,” “envision,” “potentially” and similar expressions are generally intended to identify forward-looking statements, but are not the exclusive expressions of forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those risks discussed in this prospectus and the documents incorporated herein by reference.

In addition, our performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting our industry. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you are cautioned not to place undue reliance on these forward-looking statements, which

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speak only as of the date made. Furthermore, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  We claim the protections afforded by the Private Securities Litigation Reform Act of 1995, as amended, for our forward-looking statements.

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OUR COMPANY

Wave develops, produces and markets hardware and software-based digital security products for hardware-based trusted computing platforms, including trusted computing applications and services that are compliant with the specifications of the Trusted Computing Group (“TCG”).  TCG is an industry standards body, comprised of computer and device manufacturers, software vendors and others whose purpose is to develop, define and promote open industry-standard specifications for embedded hardware-enabled trusted computing and security technologies, across multiple platforms, peripherals and devices. A hardware-based trusted computing platform is one that uses a semiconductor device, known as a Trusted Platform Module (a “TPM”). A TPM is a hardware chip that is separate from the platform’s main CPU(s) that enables secure storage of files and other digital secrets, and performs critical security functions such as generating and protecting “cryptographic keys,” which are secret codes used to decipher encrypted or coded data.

We began our operations on August 12, 1988, with the concept of developing a means to securely meter digital content and report usage data back to a centralized processing and clearing house that tracks the usage, charges the user and distributes royalties to the publishers of that content; a process known as digital rights management. Prior to the formation of the TCG, we expanded and modified our technology from a single purpose security chip to our patented, open and programmable digital security infrastructure known as the EMBASSY (EMBedded Application Security SYstem) Trust System, a complete end-to-end suite of products and services that supports hardware-based security and creates a trusted computing environment when implemented exclusively, or in conjunction with traditional security. More recently, Wave has begun developing a set of trusted applications known as the EMBASSY Trust Suite to work with various other chip manufacturers’ TCG compliant TPMs. An EMBASSY chip or TPM can be used to securely store the user’s personal information, such as usernames, passwords, personal identification numbers, credit card information and personal information, such as social security number, name and address and perform other security functions in a computer platform. In addition, we have added to our product offerings a broadband solution for the delivery of rich content such as video and computer games using an Internet multicasting model; and digital document signing and storage software that enable legally binding digital signatures to be embedded onto digital documents with secure storage and management capabilities of those digitally signed documents. These additional product offerings are currently in development. We expect our current products to remain our primary business focus.  We currently hold eleven patents involving methods for securing digitally stored information and content.

Since our inception in 1988, we have devoted substantially all of our efforts and resources to research, feasibility studies, design, development and market testing of our products and technology. As our research and development activities matured, we have been able to devote increased resources to market development and the application of our technology to end-user products and services. To date, a viable market for our products and technology has yet to fully develop.  Although we began to introduce our first commercial products into the market during 2003, we only began to realize modest revenues in 2006.  Revenues have been minimal in relation to our expenditures due to the highly complex nature of the technology that we are developing and the early stage nature of the market for products that utilize this technology. As a result, we have experienced a slow pattern of corporate development. You should carefully consider the factors set forth under the caption “Risk Factors.”

Wave was incorporated in Delaware on August 12, 1988 and was known previously as Indata Corp. Wave changed its name to Cryptologics International, Inc., on December 4, 1989; and to Wave Systems Corp. in January 1993. The principal executive offices are located at 480 Pleasant Street, Lee, Massachusetts 01238, and the telephone number is (413) 243-1600.

RISK FACTORS

We have a history of net losses and expect net losses will continue. If we continue to operate at a loss, our business will not be financially viable.

We have experienced significant losses and negative cash flow from operations since our inception. We have not realized a net operating profit in any quarter since we began our operations.  Wave’s revenue in 2006 was significantly below operating expenses, as our products have not yet attained widespread commercial acceptance. This is due primarily to the early stage nature of the digital security industry in which we operate. As of December 31, 2006, we had an accumulated deficit of approximately $303.5 million and working capital of approximately $5.4 million. Given the lack of widespread adoption of the technology for our products and services, there is little basis for evaluating the financial viability of our business and our long-term prospects. You should consider our prospects in light of the risks, expenses and difficulties that companies in their early stage of development encounter, particularly companies in new and rapidly evolving markets, such as digital security and online commerce.

To achieve profitability we must, among other things:

•                  Continue to convince chip, personal computer motherboard, personal computer and computer peripheral manufacturers to license and distribute our products and services and/or make them available to their customers through their sales channels;

•                  Convince computer end users and enterprise computer users to purchase our upgrade software and server products for trusted computing;

•                  Convince consumers to choose to order, purchase and accept products using our products and services;

•                  Continue to maintain the necessary resources, especially talented software programmers;

•                  Continue to develop relationships with personal computer manufacturers, computer chip manufacturers and computer systems integrators to facilitate and to maximize acceptance of our products and services; and

•                  Generate substantial revenue, complete one or more commercial or strategic transactions or raise additional capital to support our operations until we can generate sufficient revenues and cash flows.

If we do not succeed in these objectives, we will not generate revenues; hence, our business will not be sustainable.

We may not be able to fund our operations and continue as a going concern.

Since we began our operations, we have incurred net losses and experienced significant negative cash flow from operations. This is due to the early stage nature of market development for our products and services and the digital security industry as a whole. Wave expects to continue to incur substantial additional expenses associated with continued research and development and business development activities that will be necessary to commercialize our technology. This will likely result in significant losses for the foreseeable future. Considering our current cash balance and Wave’s projected operating cash requirements, we anticipate that our existing capital resources will be adequate to satisfy our cash flow requirements through mid-May 2007. In order to fund our business through May 2007 and beyond, it will be necessary for us to generate substantial revenue, complete one or more commercial or strategic transactions or raise additional capital. Wave is uncertain as to the availability of financing from other sources to fund any cash deficiencies. Even if we are successful in raising additional capital, uncertainty with respect to Wave’s viability will continue until we are successful in achieving our objectives. Furthermore, although we may be successful at achieving our business objectives, a positive cash flow from operations may not ultimately be realized unless we are able to sell our products and services at a profit. Given the early stage nature of the markets for our products and services, considerable uncertainty exists as to whether or not Wave’s business model is viable.

We may be unable to raise the $11.5 million of additional cash flow, which is necessary to continue as a going concern for the next twelve months.

Based upon our current expense forecast, assuming current revenue levels, we estimate that our current available capital is sufficient to fund Wave through mid-May 2007. In addition to our efforts to begin to generate revenue sufficient to fund our operations, or complete one or more commercial or strategic transactions, Wave is considering additional financing options to generate additional capital in order to continue as a going concern, to capitalize on business opportunities and market conditions and to insure the continued development of our technology, products and services. We estimate, based upon our current forecasts, we will need to generate a minimum of $11.5 million from a combination of revenue growth, commercial or strategic transactions and/or additional financings, to continue as a going concern for the twelve months ended December 31, 2007. We expect we will be required to generate a significant portion of this cash through additional financings in the form of sales of newly issued securities. We do not know if additional financing will be available or that, if available, it will be available on favorable terms. If we issue additional shares of our stock, our stockholders’ ownership will be diluted, or the shares issued may have rights, preferences or privileges senior to those of our common stock.   In addition, if we pursue debt financing we may be required to pay interest costs.  The failure to generate sufficient cash flow to fund our forecasted expenditures would require us to reduce our cash burn rate which would in turn impede our ability to achieve our business objectives.  Furthermore, if we are not successful in generating sufficient cash flow or obtaining additional funding, we will be unable to continue our operations, develop or enhance our products, take advantage of future opportunities, respond to competitive pressures and continue as a going concern.

Our market is in the early stage of development so we are unable to accurately ascertain the size and growth potential for revenue in such a market.

The market for our products and services is still developing and is continually evolving. As a result, substantial uncertainty exists with respect to the size of the market for these products and the level of capital that will be required to meet the evolving technical requirements of the marketplace.

Wave’s business model relies on an assumed market of tens of millions of units shipping with built-in security hardware and for Wave to be successful selling its upgraded version of client and server software products to these users. Because this market remains in the early stage of development, there is significant uncertainty with respect to the validity of the future size of the market. If the market for computer systems that utilize our products and services does not grow to the extent necessary for us to realize our business plan, we may not be successful.

As this early stage market develops and evolves, significant capital will likely be required to fund the resources needed to meet the changing technological demands of the marketplace. There is uncertainty with respect to the level of capital that may be required to meet these changing technological demands. If the amount of capital resources needed exceeds our ability to obtain such capital, we may not be a viable enterprise.

Wave is not established in the industry so we may not be accepted as a supplier or service provider to the market.

Wave’s offering represents a highly complex architecture designed to solve many of the security issues currently present with computer systems, such as identity theft, fraudulent transactions, virus attacks, unauthorized access to restricted networks and other security problems that users of computer systems generally encounter. We are uncertain as to whether the marketplace will accept our solution to these security problems. We will not be successful if the market does not accept the value proposition that we perceive to be present in our products and services.

Although Wave has expended considerable resources in developing technology and products that utilize our technology and in business development activities in an attempt to drive the development of the hardware security market, we do not have a track record as a substantial supplier or service provider to consumers of computer systems. Therefore, uncertainty remains as to whether we will be accepted as a supplier to the enterprise and consumer markets, which will likely be necessary for us to be a successful commercial enterprise.

Our products have not been accepted as industry standards, which may slow their sales growth.

We believe platforms adopting integrated hardware security into the PC will become a significant standard feature in the overall PC marketplace. However, our technologies have not been accepted as industry standards. Standards for trusted computing are still evolving. To be successful, we must obtain acceptance of our technologies as industry standards, modify our products and services to meet whatever industry standards ultimately develop, or adapt our products to be complementary to whatever these standards become. If we fail to do any of these, we will not be successful in commercializing our technology; and therefore, we will not generate sales to fund our operations and develop into a self-sustaining, profitable business.

If we do not keep up with technological changes, our product development and business growth will suffer.

Because the market in which we operate is characterized by rapidly changing technology, changes in customer requirements, frequent new products, service introductions and enhancements, and emerging industry standards, our success will depend, among other things, upon our ability to improve our products, develop and introduce new products and services that keep pace with technological developments, remain compatible with changing computer system platforms, respond to evolving customer requirements and achieve market acceptance on a timely and cost effective basis. If we do not identify, develop, manufacture, market and support new products and deploy new services effectively and timely, our business will not grow, our financial results will suffer, and we may not have the ability to remain in business.

We are subject to risks relating to potential security breaches of our software products.

Although we have implemented in our products various security mechanisms, our products and services may nevertheless be vulnerable to break-ins, piracy and similar disruptive problems caused by Internet users. Any of these disruptions would harm our business. Advances in computer capabilities, new discoveries in the field of security, or other developments may result in a compromise or breach of the technology we use to protect products and information in electronic form. Computer break-ins and other disruptions would jeopardize the security of information stored in and transmitted through the computer systems of users of our products, which may result in significant liability to us and may also deter potential customers.

A party who is able to circumvent our security measures could misappropriate proprietary electronic content or cause interruptions in our operations and those of our strategic partners. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Our attempts to implement contracts that limit our liability to our customers, including liability arising from a failure of security features contained in our products and services, may not be enforceable. We currently do not have product liability insurance to protect against these risks.

Competition and competing technologies may render some or all of our products non-competitive or obsolete.

An increasing number of market entrants have introduced or are developing products and services that compete with Wave’s. Our competitors may be able to develop products and services that are more attractive to customers than our products and services. Many of our competitors and potential competitors have substantially greater financial, technical and marketing resources than we have. Also, many current and potential competitors have greater name recognition and larger customer bases that could be leveraged to enable them to gain market share or product acceptance to our detriment. Wave’s potential competitors include security solutions providers such as RSA Security, Inc., Symantec, Computer Associates, Verisign, Inc., Entrust, Inc., Ultimaco, Safenet and major systems integrators such as IBM, HP and EDS.  In addition, Wave competes with other client security applications companies that are developing trusted computing applications, including Softex, Phoenix, Infineon and Microsoft.

Other companies have developed or are developing technologies that are, or may become, the basis for competitive products in the field of security and electronic content distribution. Some of those technologies may have an approach or means of processing that is entirely different from ours. Existing or new competitors may develop products that are superior to ours or that otherwise achieve greater market acceptance than ours. Due to Wave’s early stage, and lower relative name recognition compared to many of our competitors and potential competitors, our competitive position in the marketplace is vulnerable.

We have a high dependence on relationships with strategic partners that must continue or our ability to successfully produce and market our products will be impaired.

Due in large part to Wave’s early stage and lower name recognition, we depend upon strategic partners such as large, well established personal computer and semiconductor manufacturers and computer systems’ integrators to adopt our products and services within the Trusted Computing marketplace. These companies may choose not to use our products and could develop or market products or technologies that compete directly with us. We cannot predict whether these third parties will commit the resources necessary to achieve broad-based commercial acceptance of our technology. Any delay in the use of our technology by these partners could impede or prohibit the commercial acceptance of our products. Although we have established some binding commitments from some of our strategic partners, there can be no assurance that we will be able to enter into additional definitive agreements or that the terms of such agreements will be satisfactory. It will be necessary for Wave to expand upon our current business relationships with our partners, or form new ones, in order to sell more products and services for Wave to become a viable, self-sufficient enterprise.

Product defects or development delays may limit our ability to sell our products.

We may experience delays in the development of our new products and services and the added features and functionality to our existing products and services that our customers and prospective customers are demanding. If we are unable to successfully develop products that contain the features and functionality being demanded by these customers and prospective customers in a timely manner, we may lose business to our competitors. In addition, despite testing by us and potential customers, it is possible that our products may nevertheless contain defects. Development delays or defects could have a material adverse effect on our business if such defects and delays result in our inability to meet the market’s demand.

If we lose our key personnel, or fail to attract and retain additional personnel, we will be unable to continue to develop our products and technology.

We believe that our future success depends upon the continued service of our key technical and management personnel and on our ability to attract and retain highly skilled technical, management, sales and marketing personnel. Our industry is characterized by a high level of employee mobility and aggressive recruiting of skilled personnel. There can be no assurance that our current employees will continue to work for us or that we will be able to hire any additional personnel necessary for our growth. Our future success also depends on our continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for these employees can be intense. We may not be able to attract, assimilate or retain qualified technical and managerial personnel in the future, and the failure of us to do so would have a material adverse effect on our business.

We have a limited ability to protect our intellectual property rights and others could infringe on or misappropriate our proprietary rights.

Our success depends, in part, on our ability to enjoy or obtain protection for our products and technologies under United States and foreign patent laws, copyright laws and other intellectual property laws and to preserve our trade secrets. We cannot assure you that any patent owned or licensed by us will provide us with adequate protection or will not be challenged, invalidated, infringed or circumvented.

We rely on trade secrets and proprietary know-how, which we protect, in part, by confidentiality agreements with our employees and contract partners. However, our confidentiality agreements may be breached, and we may not have adequate remedies for these breaches. Our trade secrets may also otherwise become known or be independently discovered by competitors. We also rely on intellectual property laws to prevent the unauthorized duplication of our software and hardware products. While we have and will continue to protect our software and our patented technology, intellectual property laws may not adequately protect our technology. We have registered trademark and service mark registrations with the United States Patent and Trademark Office for the marks WaveMeter and WaveNet, EMBASSY, Second Shift (the Wave juggler logo), WaveDirect and Charity Wave. Wave intends to apply for additional name and logo marks in the United States and foreign jurisdictions, as appropriate, but we cannot assure you that federal registration of any of these trademarks will be granted.

Regulation of international transactions may limit our ability to sell our products in foreign markets.

Most of our software products are controlled under various United States export control laws and regulations and may require export licenses for certain exports of the products and components outside of the United States and Canada. With respect to our EMBASSY Trust Suite and EMBASSY Trust Server software applications, we have applied for and received export classifications that allow us to export our products, without a license and with no restrictions, to any country throughout the world with the exception of Cuba, Iran, Iraq, Libya, North Korea, Sudan and Syria.

We believe the export classifications that we have received for our software products allow us to sell our products internationally in an effective, competitively advantageous manner. Enhancements to existing products may, and new products will be subject to reviews by the BXA to determine what export classification they will receive. Some of our partners demand that our products be allowed to be exported without restrictions and/or reporting requirements. Current export regulations have, in part, allowed us to receive the desired classification without undue cost or effort. However, the export regulations may be modified at any time. Currently, we are allowed to export the products for which we have received classification, in an unrestricted manner without a license. However, modifications to the export regulations could prevent us from exporting our existing and future products in an unrestricted manner without a license. Such modifications could also make it more difficult to receive the desired classification. If export regulations were to be modified in such a way, we may be put at a competitive disadvantage with respect to selling our products internationally.

In addition, import and export regulations of encryption/decryption technology vary from country to country. We may be subject to different statutory or regulatory controls in different foreign jurisdictions, and as such, our technology may not be permitted in these foreign jurisdictions. Violations of foreign regulations or regulation of international transactions could prevent us from being able to sell our products in international markets. Our success depends in large part to having access to international markets.

Our stock price is volatile.

The price of our Class A common stock has been and likely will continue to be subject to wide fluctuations in response to a number of events and factors, such as:

•                  quarterly variations in operating results;

•                  announcements of technological innovations, new products, acquisitions, capital commitments or strategic alliances by us or our competitors;

•                  the operating and stock price performance of other companies that investors may deem comparable to us; and

•                  news reports relating to trends in our markets.

In addition, the stock market in general, and the market prices for technology-related companies in particular, have experienced significant price and volume fluctuations. These broad market fluctuations may adversely affect the market price of our Class A common stock or any of our other securities for which a market develops, regardless of our operating performance. Securities class action litigation has often been instituted against companies that have experienced periods of volatility in the market price for their securities.  It is possible that we could become the target of additional litigation of this kind that would require substantial management attention and expense.  The diversion of management’s attention and capital resources could have a material adverse affect on our business.  In addition, any negative publicity or perceived negative publicity of any such litigation could have an adverse impact on our business.

We may be subject to conflicts of interest that could adversely slow our corporate governance process.

Our board of directors does not include any representatives of our strategic partners. However, our board of directors has included in the past, and may include in the future, representatives of our strategic partners. It is possible that those corporations may be competing against us, or each other, directly or indirectly. A director who also represents another company may voluntarily abstain from voting on matters, where there could be conflicts of interest. Even if such a director does abstain, his presence on the board could affect the process or the results of the board’s deliberations. We have adopted no policies or procedures to reduce or avoid such conflicts. If such conflicts of interest arise, they may have a materially adverse effect on our business.

Governmental regulation may slow our growth and decrease our profitability.

There are currently few laws or regulations that apply directly to the Internet. Because our business is dependent in significant respect on the Internet, the adoption of new local, state, national or international laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce, which could, in turn, decrease the demand for our products and services and increase our costs or otherwise have a material adverse effect on our business.

Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use and income taxes.

If we make any acquisitions, we will incur a variety of costs and may never realize the anticipated benefits.

If appropriate opportunities become available, we may attempt to acquire businesses, technologies, services or products that we believe are a strategic fit with our business. We currently have no commitments or agreements with respect to any material acquisitions. If we do undertake any transaction of this sort, the process of integrating an acquired business, technology, service or product may result in operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. Moreover, we may never realize the anticipated benefits of any acquisition. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to certain intangible assets and increased operating expenses, which could adversely affect our results of operations and financial condition.

A formal investigation by the Securities and Exchange Commission could affect our operations.

The SEC has commenced a formal investigation into certain matters relating to Wave. The SEC investigative order relates to certain public statements made by Wave during and around August 2003, as well as certain trading in Wave’s securities during such time. The SEC has not concluded that there has been any wrongdoing and Wave is cooperating fully with the SEC on this matter. An adverse resolution of the investigation may have a negative effect on our financial condition and operating results.

THE SECURITIES WE MAY OFFER

We may offer shares of our Class A common stock and preferred stock, and/or warrants to purchase any of such securities, either individually or in units, from time to time under this prospectus at prices and on terms to be determined at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

USE OF PROCEEDS

Except as may be otherwise set forth in the prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of the securities offered hereby for general corporate purposes, including the development and support of our sales and marketing organization, support for our continuing research and development efforts and the funding of acquired related businesses and technologies.

DESCRIPTION OF CAPITAL STOCK

Following is a summary of the material terms of our capital stock, including our Class A common stock. The summary is not complete and should be read in conjunction with our restated certificate of incorporation, as amended (“Restated Certificate of Incorporation”).

Authorized and Outstanding Shares

Our authorized capital stock consists of 150,000,000 shares of Class A common stock, $.01 par value per share; 13,000,000 shares of Class B common stock, $.01 par value per share; and 2,000,000 shares of preferred stock, $.01 par value.

As of March 1, 2007, a total of 42,203,773 shares of our Class A common stock and 39,232 shares of our Class B common stock were issued and outstanding.

Common Stock

Wave’s Class A common stock and Class B common stock are equal in all respects except for voting rights, conversion rights and restrictions on transferability, as discussed more fully below.

Voting Rights

The voting powers, preferences and relative rights of the Class A common stock and the Class B common stock are identical in all respects, subject to the following provisions. Holders of Class A common stock have one vote per share on all matters submitted to a vote of the stockholders of Wave. Holders of Class B common stock have one vote per share on all matters submitted to a vote of the stockholders, except that holders of Class B common stock will have five votes per share on the following matters: (i) any election of directors where one or more directors has been nominated by any person or persons other than Wave’s board of directors or in the event of an “Election Contest” (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934, as amended) or other solicitation of proxies or consents by or on behalf of any person or persons other than Wave’s board of directors for the purpose of electing directors; and (ii) any vote on a merger, consolidation or reorganization of Wave or similar business combination or transaction, or any sale, lease, exchange or other disposition of all or substantially all of the assets of Wave to or with any other person, if the particular business combination or other transaction has not been recommended by Wave’s board of directors. In addition, holders of Class B common stock will have five votes per share on all matters submitted to a vote of the stockholders of Wave in the event that any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires beneficial ownership of 20% or more of the outstanding voting securities of Wave (provided that this provision will not apply to any person who beneficially owns 3% or more of the outstanding voting securities at the time of the closing of our initial public offering or any group including any such person). No class of outstanding common stock alone is entitled to elect any directors. There is no cumulative voting with respect to the election of directors.

Under Wave’s Restated Certificate of Incorporation and the Delaware General Corporation Law, the holders of Class A common stock and Class B common stock are entitled to vote as separate classes with respect to any amendment to Wave’s Restated Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of any class, increase or decrease the par value of the shares of any class, or modify or change the powers, preferences or special rights of the shares of any class so as to affect such class adversely.

Dividends

Holders of the Class A common stock and Class B common stock are entitled to receive ratably such dividends, if any, as are declared by Wave’s board of directors out of funds legally available for that purpose, provided, that dividends paid in shares of Class A common stock or Class B common stock shall be paid only as follows: shares of Class A common stock shall be paid only to holders of Class A common stock and shares of Class B common stock shall be paid only to holders of Class B common stock. Wave’s Restated Certificate of Incorporation provides that if there is any dividend, subdivision, combination or reclassification of either class of common stock, a proportionate dividend, subdivision, combination or reclassification of the other class of common stock shall simultaneously be made.

Conversion

The Class A common stock has no conversion rights. At the option of the holder, each share of Class B common stock is convertible at any time, and from time to time, into one share of Class A common stock.

Other Rights

Neither class of common stock contains preemptive or other rights of the holders to subscribe for additional shares. In the event of the liquidation, dissolution or winding up of Wave, holders of Class A common stock and Class B common stock are entitled to share ratably in all assets available for distribution to holders of common stock after payment in full of creditors. No shares of any class of common stock are subject to redemption or a sinking fund. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.

Preferred Stock

Pursuant to our Restated Certificate of Incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 2,000,000 shares of preferred stock, in one or more series. Our board of directors is authorized to fix or alter from time to time the designation, powers, preferences and rights of the shares of each series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, as well as the qualifications, limitations or restrictions of any unissued series of preferred stock. Our board of directors may also establish from time to time the number of shares constituting any series of preferred stock, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of any series then outstanding.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include, applicable:

•                  the title and stated value;

•                  the number of shares we are offering;

•                  the liquidation preference per share;

•                  the purchase price;

•                  the dividend rate, period and payment date and method of calculation for dividends;

•                  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•                  whether the preferred stock will be convertible into our common stock or other securities, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•                  voting rights, if any, of the preferred stock;

•                  preemption rights, if any;

•                  restrictions on transfer, sale or other assignment, if any;

•                  whether interests in the preferred stock will be represented by depositary shares; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right would be in addition to any voting rights that may be provided for in the applicable certificate of designation.

Anti-takeover Effects of Provisions of our Restated Certificate of Incorporation and By-laws and of Delaware Law

Certain provisions of our charter documents and Delaware law could have an anti-takeover effect and could delay, discourage or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might otherwise result in a premium being paid over the market price of our common stock.

Restated Certificate of Incorporation and By-laws. Our by-laws provide for an advance notice procedure for stockholder proposals to be considered at annual meetings of stockholders, such as the nomination, other than by or at the direction of our board of directors, of candidates for election as directors. In addition, under our by-laws newly created directorships resulting from any increase in the number of directors (which may be undertaken by action of a majority of the board of directors) or any vacancies in the board of directors resulting from death, resignation, removal (which may be undertaken by action of a majority of the board of directors) or otherwise, may be filled by the remaining director or directors.  Provisions of our by-laws may be amended by the board of directors without the approval of our shareholders.  Our Restated Certificate of Incorporation provides that our board of directors may provide for the issuance of preferred stock in one or more series with distinctive serial designations, rights, preferences, and limitations of the shares of each such series as the board of directors determines.  Our board of directors could designate and issue preferred stock in a manner that could adversely affect voting or other rights of our common stock. As described above, shares of our Class B Common Stock have special voting rights with respect to mergers and certain other transactions that could result in a change in control of us.  The foregoing provisions could be used to deter or delay certain transactions involving an actual or potential change in control of us.

Delaware Takeover Statute. Section 203 of the Delaware General Corporation Law generally prohibits a publicly-held Delaware corporation from engaging in an acquisition, asset sale or other transaction resulting in a financial benefit to any person who, together with affiliates and associates, owns, or within three years did own, 15.0% or more of a corporation’s voting stock. The prohibition continues for a period of three years after the date of the transaction in which the person becomes an owner of 15.0% or more of the corporation’s voting stock, unless the business combination is approved in a prescribed manner. The statute could prohibit, delay, defer or prevent a change in control with respect to our company.

DESCRIPTION OF WARRANTS

We have warrants to purchase 468,376 shares of our Class A common stock outstanding. We may in the future issue warrants for the purchase of our Class A common stock. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our stockholders and may be attached to or separate from the related securities. Warrants may be issued under a warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent, if retained, will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that may be offered under this prospectus. The applicable warrant agreement and form of warrant certificate will be filed as exhibits to or incorporated by reference in the registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in any applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•                  the title of the warrants;

•                  the aggregate number of the warrants;

•                  the price or prices at which the warrants will be issued;

•                  the designation, number and terms of the shares of our Class A common stock purchasable upon exercise of the warrants;

•                  the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•                  the date, if any, on and after which the warrants and the related Class A common stock, if any, will be separately transferable;

•                  the price at which each share of Class A common stock purchasable upon exercise of the warrants may be purchased;

•                  the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•                  the minimum or maximum amount of the warrants which may be exercised at any one time;

•                  information with respect to book-entry procedures, if any;

•                  a discussion of material or special United States federal income tax considerations applicable to the warrants; and

•                  any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of the warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus.

We may issue units comprised of one or more shares of Class A common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions of the governing unit agreement that differ from those described below; and

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any Class A common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the securities to investors directly (including our affiliates), through agents or through a combination of these methods. Each prospectus supplement will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities (including any managing underwriters), the public offering or purchase price of such securities, the net proceeds we will receive from such sale, any delayed delivery arrangements, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any discounts or concessions allowed or reallowed or paid to dealers, and any commissions paid to agents.  Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions (inside and outside of the United States) where we are authorized to do so.

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.  The maximum compensation or discount to be received by any member of the National Association of Securities Dealers or any independent broker-dealer will not be greater than 8% for the sale of any securities registered pursuant Rule 415 under the Securities Act of 1933, or Securities Act.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the series of securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

In connection with offering securities pursuant to this prospectus, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

The Class A Common stock is listed on the Nasdaq Global Market under the symbol “WAVX”. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for Wave by Bingham McCutchen LLP, New York, New York.

EXPERTS

The consolidated financial statements of Wave Systems Corp. and Subsidiaries and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The audit report for the 2006 financial statements of Wave refers to its adoption, effective January 1, 2006, of Statement of Financial Accounting Standards No. 123(R), Share Based Payment. The audit report also contains an explanatory paragraph that states that Wave’s recurring losses from operations and accumulated deficit raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic filing requirements of the Securities Exchange Act of 1934. Further to our obligations under the Securities Exchange Act of 1934, we file reports, proxy and information statements and other information with the SEC. These reports, proxy and information statements and other information may be inspected and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation for the Public Reference Room by calling the SEC at 1800-SEC-0330.  You can request copies of these documents by writing to the SEC and paying a fee for the copying costs.  The SEC also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (including Wave). The address of this site is http://www.sec.gov.

As stated previously, our common stock is traded on the Nasdaq Global Market.  Material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C.  20006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate into this prospectus information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until all of the shares of common stock that are part of this offering have been sold. The documents we have incorporated by reference are:

•                  Annual Report on Form 10-K for the year ended December 31, 2006;

•                  Current Report on Form 8-K/A filed with the SEC on March 16, 2007; and

•                  the description of our common stock contained in our Registration Statement on Form 8-A.

You may request a copy of these filings at no cost by writing or telephoning Wave Systems Corp., 480 Pleasant Street, Lee, Massachusetts 01238, (413) 243-1600.